EXECUTION VERSION FIRST AMENDMENT This First Amendment, dated as of March 23, 2020 (this “First Amendment”), to the 364- Day Credit Agreement, dated as of September 11, 2019 (the “Existing Credit Agreement”, and as amended by this First Amendment, the “Credit Agreement”), among PayPal Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth herein pursuant to Section 11.01 of the Existing Credit Agreement; WHEREAS, the Administrative Agent and the Required Lenders have agreed, upon the terms and subject to the conditions set forth herein, to the requested amendments; NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows: Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement. Section 2. Amendment. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof and pursuant to and in accordance with Section 11.01 of the Existing Credit Agreement: (a) the Existing Credit Agreement is hereby amended as follows: (i) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by inserting a new clause “(i)” after clause “(h)” to read as fol- lows: “(i) any loss (realized or unrealized) on Strategic Investments”; (ii) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby further amended by inserting “(x)” immediately prior to “any reversals of non-cash restructuring charges or other non-cash exit and disposal costs during such period” and by inserting a new clause “(y)” after clause “(x)” to read as follows: “(y) any gain (realized or unrealized) on Strategic Investments”; and (iii) Section 1.01 of the Existing Credit Agreement is hereby amended by add- ing thereto the following definition, which shall be inserted in proper alphabetical order: ““Strategic Investment” means any investment by the Borrower or any of its Subsidiaries in marketable equity securities (which are publicly traded) and/or non-mar- ketable equity securities (which are investments in privately held companies); provided that no investment in the Borrower or any of its Subsidiaries shall be a “Strategic Invest- ment”. (b) Exhibit C to the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following exam- ple: double-underlined text) as set forth in Exhibit A attached hereto. Section 3. Representations and Warranties. As of the date hereof and as of the First Amendment Effective Date (as defined below), the Borrower hereby represents and warrants that (a) the representations and warranties set forth in Article V of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default or Event of Default exists. Section 4. Effect on the Loan Documents; No Other Amendments or Consents. Except as expressly provided herein, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendment provided for herein is limited to the specific provisions of the Credit Agreement specified in Section 2 hereof and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s willingness to consent to any action requiring consent under any other provisions of the Credit Agreement. After the First Amendment Effective Date, any reference to the Credit Agreement in any Loan Document, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof”, “hereby” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. Section 5. Effectiveness of Amendment. The effectiveness of the amendment to the Credit Agreement contemplated hereby shall be subject to the satisfaction (or waiver by the Ad- ministrative Agent) of the following conditions (the first Business Day on which all conditions are so satisfied or waived, the “First Amendment Effective Date”): (a) The Administrative Agent shall have received counterparts of this First Amend- ment that, when taken together, bear the signatures of (a) the Borrower, (b) the Required Lenders and (c) the Administrative Agent; and (b) The Administrative Agent shall have received from the Borrower (or shall be sat- isfied that it will receive substantially concurrently with the effectiveness of this First Amend- ment) immediately available funds in an amount sufficient to pay all expenses required by Sec- tion 11.04(a) of the Credit Agreement to be paid by the Borrower in connection with this First Amendment (to the extent invoiced in reasonable detail prior to the date hereof). Section 6. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed -2-

counterpart of a signature page of this First Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment. Section 7. Governing Law. The provisions of Sections 11.14 and 11.15 of the Credit Agreement shall apply to this First Amendment, mutatis mutandis. [Remainder of page left intentionally blank] -3-

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. PAYPAL HOLDINGS, INC., as Parent Borrower By: /s/ Anthony Glasby Name: Anthony Glasby Title: Vice President and Treasurer [Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Ryan Zimmerman Name: Ryan Zimmerman Title: Vice President WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender By: /s/ Tracy Moosbrugger Name: Tracy Moosbrugger Title: Managing Director STANDARD CHARTERED BANK as a Lender By: /s/ James Beck Name: James Beck Title: Associate Director Westpac Banking Corporation as a Lender By: /s/ Richard Yarnold Name: Richard Yarnold Title: Senior Relationship Manager Corporate & Institutional Banking National Australia Bank as a Lender By: /s/ John Allan-Smith Name: John Allan-Smith Title: Head of Client Coverage – US THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender By: /s/ Peter Kuo Name: Peter Kuo Title: Authorized Signatory [Signature Page to First Amendment]

HSBC Bank USA, N.A., as a Lender By: /s/ Sam Stockwin Name: Sam Stockwin Title: Vice President Oversea-Chinese Banking Corporation Limited, Los Angeles Agency as a Lender By: /s/ Charles Ong Name: Charles Ong Title: General Manager THE BANK OF NOVA SCOTIA as a Lender By: /s/ Jason Rinne Name: Jason Rinne Title: Director MUFG Bank, Ltd., as a Lender By: /s/ Marlon Mathews Name: Marlon Mathews Title: Director Mizuho Bank, Ltd. as a Lender By: /s/ Tracy Rahn Name: Tracy Rahn Title: Authorized Signatory Citibank, N.A., as a Lender By: /s/ Sean Klimchalk Name: Sean Klimchalk Title: Vice President [Signature Page to First Amendment]

DBS Bank Ltd. as a Lender By: /s/ Henry Choo Name: Henry Choo Title: Vice President Morgan Stanley Bank, N.A., as a Lender By: /s/ Kevin Newman Name: Kevin Newman Title: Authorized Signatory Royal Bank of Canada as a Lender By: /s/ Nicholas Heslip Name: Nicholas Heslip Title: Authorized Signatory DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Ming K. Chu Name: Ming K. Chu Title: Director By: /s/ Annie Chung Name: Annie Chung Title: Director Bank of America, N.A. as a Lender By: /s/ Laura L. Olson Name: Laura L. Olson Title: Vice President BARCLAYS BANK PLC as a Lender By: /s/ George Osborne Name: George Osborne Title: Director [Signature Page to First Amendment]

Executed in New York State Street Bank and Trust Company as a Lender By: /s/ Kimberly R. Costa Name: Kimberly R. Costa Title: Vice President BNP Paribas as a Lender By: /s/ Barbara Nash Name: Barbara Nash Title: Managing Director By: /s/ Chief Marbumrung Name: Chief Marbumrung Title: Vice President Goldman Sachs Bank USA, as a Lender By: /s/ Jamie Minieri Name: Jamie Minieri Title: Authorized Signatory [Signature Page to First Amendment]

EXHIBIT A (ATTACHED)

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE Financial Statement Date: _______________,____ To: JPMorgan Chase Bank, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain 364-Day Credit Agreement, dated as of September 11, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writ- ing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among PayPal Holdings, Inc., a Delaware corporation (the “Borrower”), the Des- ignated Borrowers from time to time parties thereto, the Lenders from time to time party thereto and the Administrative Agent. The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________________of the Borrower, and that, as such, he/she is authorized to exe- cute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant to the extent required by such section. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of opera- tions, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. 2. To the best knowledge of the undersigned: [select one:] [no Default or Event of Default has occurred and is continuing as of the date hereof.] —or— [the following is a list of each Default and Event of Default existing as of the date hereof and its nature and status:]

3. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate. IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, _________. PAYPAL HOLDINGS, INC. By: Name: Title: C - 2 Compliance Certificate

For the Quarter/Year ended ______________________(“Statement Date”) SCHEDULE 1 to the Compliance Certificate ($ in 000’s) Section 7.05 — Consolidated Leverage Ratio. A. Consolidated EBITDA for four consecutive fiscal quarters ending on Statement Date (“Subject Period”): $ 1. Consolidated Net Income for Subject Period: $ 2. Interest expense for Subject Period: $ 3. Depreciation and amortization expense (including amortization or impairment of Intangible Assets for Acqui- sitions or Dispositions) for Subject Period: $ 4. Income tax expense for Subject Period: $ 5. Non-cash charges or expenses related to equity plans or equity awards for Subject Period: $ 6. Payroll taxes on exercise of stock options or vesting of re- stricted stock units or other equity awards for Subject Pe- riod: $ 7. Impairment of goodwill for Subject Period: $ 8. At the option of the Borrower, transaction expenses from Acquisitions, Dispositions, issuances of Indebtedness or equity interests or repayment of Indebtedness or any refi- nancing, amendment or other modification of any Indebt- edness (in each case, including any such transaction under- taken but not completed or consummated) for Subject Pe- riod: $ 9. Non-cash restructuring charges and other non-cash exit $ and disposal costs for Subject Period1: 1 There shall be a subtraction from Consolidated EBITDA when cash payments in respect of such restruc- turing charges and exit and disposal costs are made. C - 3 Compliance Certificate

10.	Any loss (realized or unrealized) on Strategic Investments[1]:	$________
~~10~~11.	Reversals of non-cash restructuring charges and other non-cash exit and disposal costs for Subject Period:	$________
12.	Any gain (realized or unrealized) on Strategic Investments:	$________
~~11~~13.	Consolidated EBITDA (Lines A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 ~~-~~+ 10 – 11 – 12):	$________
B.	Consolidated Total Debt as of Statement Date:	$________
C.	Consolidated Leverage Ratio as of Statement Date (Line B ÷ Line A):	________
	Maximum permitted:	[4.00][4.50] to 1.00[~~1~~2]
	Covenant Compliance?	YES / NO

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[2] Any investment by the Parent Borrower or any of its Subsidiaries in marketable equity securities (which are publicly traded) and/or non-marketable equity securities (which are investments in privately held companies); provided that no investment in the Parent Borrower or any of its Subsidiaries shall be a "Strategic Investment".

[~~1~~3] (i) at the election of the Parent Borrower (the notice of which election shall be given within 30 days after consummating the relevant Qualified Acquisition), the level set forth above shall be increased to 4.50 to 1.00 in connection with a Qualified Acquisition for four consecutive fiscal quarters (and no other fiscal quarters), starting with the fiscal quarter in which such Qualified Acquisition is consummated (a "Qualified Acquisition Election");

(ii) the Parent Borrower may make a Qualified Acquisition Election no more than twice during the life of this Agreement;

(iii) upon the return to a maximum Consolidated Leverage Ratio of 4.00 to 1.00 after any Qualified Acquisition Election, such level must be maintained for at least two fiscal quarters before the Parent Borrower may elect to increase such level for a subsequent time pursuant to any Qualified Acquisition Election; provided, that the Parent Borrower may, at any time prior to the immediately succeeding fiscal quarter end, elect to reduce its maximum Consolidated Leverage Ratio to 4.00 to 1.00 for such fiscal quarter end and each fiscal quarter end thereafter by delivering an irrevocable written notice of such election to the applicable Administrative Agent; thereafter, the Parent Borrower may elect to increase the maximum Consolidated Leverage Ratio on the terms set forth in Section 7.04 of the Credit Agreement in connection with a Qualified Acquisition after its Consolidated Leverage Ratio remains below 4.00 to 1.00 for two consecutive fiscal quarters.

C - 4
Compliance Certificate